Exhibit 99.2

1 August 3, 2010 Second Quarter 2010 Financial Results August 4, 2010

2 Forward Looking Statements This presentation contains "forward-looking statements" within the meaning of the federal securities laws. These statements reflect management's current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including development costs; demand for new housing, including impacts from mortgage credit availability; lengthy and uncertain entitlement processes; cyclicality of our businesses; accuracy of accounting assumptions; competitive actions by other companies; changes in laws or regulations; and other factors, many of which are beyond our control. Except as required by law, we expressly disclaim any obligation to publicly revise any forward- looking statements contained in this presentation to reflect the occurrence of events after the date of this presentation.

Second Quarter 2010 Results 3 ($ in Millions, except per share data) 2nd Qtr 2010 2nd Qtr 2009 1st Qtr 2010 Net Income (Loss) ($3.3) $50.9 ($3.0) Earnings (Loss) Per Share ($0.09) $1.41 ($0.08) 2nd Qtr 2010 weighted average basic shares outstanding were 36.2 million 2nd Qtr 2009 results include a gain of $1.37 per diluted share, after- tax, from the sale of about 75,000 acres of timberland in Georgia and Alabama for approximately $120 million

Segment Earnings 4 ($ in Millions) 2nd Qtr 2010 2nd Qtr 2009 1st Qtr 2010 Real Estate $2.4 $5.0 $0.3 Mineral Resources 4.3 6.4 6.2 Fiber Resources 1.1 3.3 1.4 Total $ 7.8 $14.7 $ 7.9 2nd Qtr 2010 real estate segment earnings include non-cash impairment charge of approximately $0.9 million related to project located near Salt Lake City, Utah 1st Qtr. 2010 mineral resources segment earnings include approximately $3.2 million in lease bonus payments associated with leasing over 2,100 net mineral acres for $1,495 per acre

5 August 3, 2010 2nd Qtr 2010 Results and Key Performance Indicators 5 Strategy and Initiative Execution Have Forestar Well Positioned

Housing Market Conditions - Q2 2010 6 Issue Metric Comment Housing Affordability 158 1 Prices return to 2003 levels 30-Yr Fixed Rate Mortg. 4.5% Near historic lows New Home Inventory 210,000 units Lowest level since September 1968 Unemployment 9.5% More problematic in troubled real estate markets Consumer Confidence 52.9 3 Lowest since Feb. 2010 Foreclosures 3.7% 2 More problematic in troubled real estate markets 1 The National Association of Realtors(r) housing affordability index as of June 2010 2 Percent of all mortgage holders in foreclosure process as of June 2010 3 The Conference Board Consumer Confidence Index(r) as of June 2010

Texas Employment & Housing Fundamentals 7 Texas Market Job growth beginning 2nd Qtr. 2010 June 09 - June 10, Texas has created >110,000 new jobs Solid market fundamentals: 7.0 months of supply - New Home 7.6 months of supply - Existing Home Foreclosure Inv. - 1.5% of outstanding mortgages Positive Job Growth 56,600 jobs created during 2nd Qtr 2010 Increased Housing Affordability Over 75% of our investment in real estate development located in major markets of Texas

8 Real Estate Segment KPI's 2nd Qtr 2010 2nd Qtr 2009 1st Qtr 2010 Residential Lot Sales * Lots Sold 235 165 195 Average Price / Lot $50,300 $59,200 $49,500 Gross Profit / Lot $15,500 $18,100 $14,300 Commercial Tract Sales * Acres Sold 14.6 -- 1.6 Average Price / Acre $58,800 -- $172,800 Land Sales * Acres Sold 1,470 7,460 2,090 Average Price / Acre $5,600 $2,300 $2,300 Segment Revenues ($ in millions) $21.5 $28.4 $17.2 Segment Earnings ($ in millions) $2.4 $5.0 $0.3 * Includes 100% of venture activity

Real Estate Pipeline - Q2 2010 * In addition, Forestar owns a 58% interest in a venture which controls over 16,000 acres of undeveloped land in Georgia 9

10 Entitlement Activity - Q2 2010 Entitlements 1,722 planned residential lots 72 planned commercial acres Good Location Joint-venture project located in the Woodlands, TX market Houston, TX MSA Solid market fundamentals: 6.6 months of supply - New Home 7.3 months of supply - Existing Home Foreclosure Inv. - 1.6% of outstanding mortgages Positive Job Growth 9,600 jobs created during 2nd Qtr. 2010 Increased Housing Affordability Site Plan Harper's Preserve * Site plans subject to change Harper's Preserve 30-mile radius Entitlement value creation in a solid market The Woodlands Site Location Houston

11 Fiber Resources Segment KPI's 2nd Qtr 2010 2nd Qtr 2009 1st Qtr 2010 Fiber Sales Pulpwood Tons Sold 95,600 244,100 83,100 Average Pulpwood Price / Ton $10.89 $7.85 $10.92 Sawtimber Tons Sold 23,800 136,100 29,600 Average Sawtimber Price / Ton $20.36 $18.28 $20.14 Total Tons Sold 119,400 380,200 112,700 Average Price / Ton $12.78 $11.59 $13.34 Recreational Leases (acres) 213,700 224,500 211,000 Segment Revenues ($ in millions) $2.0 $5.0 $2.0 Segment Earnings ($ in millions) $1.1 $3.3 $1.4

Oil & Gas Market Conditions 12 Near-Term Fundamentals: Oil prices remain firm in anticipation of global demand (China & India) Natural gas prices pressured by elevated inventories and supply E&P companies drilling to hold leases and prove reserves vs. increasing lease acreage Gulf issues expected to negatively impact offshore oil & gas sector Forestar is well positioned to take advantage of improvements in oil and gas markets * * * Source: U.S. Energy Information Administration

13 Mineral Resources Segment KPI's 2nd Qtr 2010 2nd Qtr 2009 1st Qtr 2010 Leasing Activity Net Acres Leased - 8,200 2,130 Average Bonus / Acre - $357 $1,495 Royalties* Natural Gas Production (MMcf) 689.5 309.8 373.2 Average Price / Mcf $4.60 $3.89 $4.30 Oil Production (Barrels) 30,500 25,900 29,400 Average Price / Barrel $74.78 $47.30 $71.26 Total MMcfe 872.3 465.2 549.8 Average Price / Mcfe $6.25 $5.23 $6.73 Segment Revenues ($ in millions) $4.6 $7.0 $7.1 Segment Earnings ($ in millions) $4.3 $6.4 $6.2 Note: Includes 100% of venture activity * Venture natural gas production: 2nd Qtr 2010 = 362 MMcf; 2nd Qtr 2009 = 12 MMcf; 1st Qtr 2010 = 53 MMcf

East Texas E&P Industry Activity – Q2 2010



Devon:
Kardell GU 1H
Reported IP = 31 MMcfd
Cherokee
Shelby
Devon Energy
Proposed West Spoon Unit
EOG Resources
Hassell GU 2H – 0.19 MMCFD
Hassell GU 3H – 12.4 MMCFD
Murray GU 1H – 19.2 MMCFD
Crane et. al. 1H – 31.2 MMCFD
Sabine
San Augustine
Crimson Exploration
Grizzly and Kodiak Units
Goodrich Petroleum
Henderson Hay S W GA 1H
Currently Drilling
Angelina
Trinity
EnCana Natural Gas
BP Blackstone A-43 1H
IP: 32 MMCFED
Crimson Exploration
Grizzly 1H
Currently on Flowback

Bossier – Haynesville Activity in East Texas*

- 42 rigs in the area
- 38 rigs drilling Bossier - Haynesville wells
- 35 wells drilled
- 40 wells waiting on completion at June 2010



Acres Leased
Available for Lease
Held by Production
Haynesville Well Permits
Haynesville Drilling Activity
Producing Bossier-Haynesville Wells

* East Texas area includes Shelby, Sabine, San Augustine, Nacogdoches & Angelina counties

FORESTAR | *Note: Wells owned by third-party lessee / operator*
14

15 Right Strategy Experienced Management Team Strong Balance Sheet Strategy, Portfolio and Initiative Execution Have Forestar Well Positioned

16 August 3, 2010